Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Celcuity Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	(1)	Equity	Common Stock, par value $0.001 per share	Other					$0.00013810
Fees to be Paid	(2)	Equity	Preferred Stock, par value $0.001 per share	Other					$0.00013810
Fees to be Paid	(3)	Other	Warrants	Other					$0.00013810
Fees to be Paid	(4)	Debt	Debt Securities	Other					$0.00013810
Fees to be Paid	(5)	Other	Units	Other					$0.00013810
Fees to be Paid	(6)	Equity	Common Stock, par value $0.001 per share	457	(o)			$400,000,000	$0.00013810	$55,240.00
Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

		Total Offering Amounts						$400,000,000		$55,240.00

		Total Fees Previously Paid								-

		Total Fee Offsets								$14,907.60

		Net Fee Due								$40,332.40

(1)

(a) The securities registered by this registration statement may be sold separately, together with other securities registered or as units consisting of a combination of securities registered hereunder. As permitted by Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), the number of securities of each class of securities registered hereunder is not specified. The registrant is registering hereunder an indeterminate number of shares of common stock, shares of preferred stock, warrants to purchase shares of common stock, warrants to purchase any of the other securities offered hereby, debt securities, and units comprised of any of the securities offered hereby of the registrant as may from time to time be issued at indeterminate prices. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, this registration statement also registers such indeterminate number of shares of common stock as may be issued from time to time upon conversion of, or exchange for, securities registered hereunder or as a result of share splits, share capitalizations, or similar transactions.

(b) The maximum offering price for each class of securities will be determined from time to time by the registrant in connection with the issuance of the securities registered by this registration statement.

(c) The registrant is relying on Rules 456(b) and 457(r) under the Securities Act to defer payment of all registration fees for the securities offered under this registration statement, other than with respect to $55,240 of registration fees to be paid in connection with $400,000,000 of shares of common stock that may be issued and sold from time to time under the sales agreement prospectus supplement included in this registration statement. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b) under the Securities Act. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee rate in effect on the date of such fee payment.

(2)	(a) See Note (1)(a). (b) See Note (1)(b). (c) See Note (1)(c).

(3)	(a) See Note (1)(a). (b) See Note (1)(b). (c) See Note (1)(c).

(4)	(a) See Note (1)(a). (b) See Note (1)(b). (c) See Note (1)(c).

(5)	(a) See Note (1)(a). (b) See Note (1)(b). (c) See Note (1)(c).

(6)	(a) See Note (1)(a). (b) See Note (1)(b).

Table 2: Fee Offset Claims and Sources

		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Celcuity Inc.	S-3	333-281887	8/30/2024		$14,907.60	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$101,000,016
Fee Offset Sources		Celcuity Inc.	S-3	333-281887		8/30/2024						$14,907.60

Table 3: Combined Prospectuses	☑	Not Applicable

	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	The registrant previously registered $400,000,000 of an indeterminate amount of securities to be offered from time to time at prices to be determined at the time of each such offering pursuant to the Registration Statement on Form S-3 (SEC File No. 333-281887), which was declared effective by the U.S. Securities and Exchange Commission on December 2, 2024 (the “Prior Registration Statement”). The registrant paid an aggregate registration fee of $55,626.21 in connection with the filing of the Prior Registration Statement. The registrant sold an aggregate of $298,999,984 of such securities under the Prior Registration Statement, leaving the balance of $101,000,016 unsold and unissued (the “Unsold Securities”). The unused registration fees represented by the Unsold Securities total $14,907.60. The registrant has terminated or completed all offerings of the Unsold Securities under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the $55,240 registration fee associated with the $400,000,000 of shares of common stock that may be issued and sold from time to time under the sales agreement prospectus supplement included in this registration statement is being partially offset by the $14,907.60 in fees that remain available under the Prior Registration Statement. As a result, the Unsold Securities are deemed deregistered upon the filing of this registration statement.